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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement and Prospectus of InfoCure Corporation of our report dated December 20, 1999, accompanying the consolidated financial statements of Medical Dynamics also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Selected Historical Financial Data" and "Experts" in the Prospectus.



/s/ Hein & Associates LLP
-------------------------
    Hein & Associates LLP


Denver, Colorado

June 15, 2000